Exhibit 99.1

For more information contact
Brendan Burke
Vice President and Treasurer
(817) 224-7742
Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC.'S PARENT REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR OF 2016

•

•	Fourth quarter revenue $461.8 million; 2016 revenue of $1,836.2 million

•	Fourth quarter net loss attributable to Delta Tucker Holdings, Inc. of $6.9 million

•	Fourth quarter Adjusted EBITDA of $32.0 million; 2016 Adjusted EBITDA of $101.0 million

•	Total backlog of $3.7 billion

•	DSO of 56 days

MCLEAN, Va. - (March 29, 2017) - Delta Tucker Holdings, Inc. (“Holdings”), the parent of DynCorp International Inc. (“DI”), and together with Holdings, (the “Company”), a global services provider, today reported fourth quarter and full year 2016 financial results.

Fourth quarter revenue was $461.8 million, compared to $486.2 million in the fourth quarter 2015, with the decrease primarily driven by decreased volume on the INL Air Wing program. Net loss attributable to Holdings for the fourth quarter 2016 was $6.9 million, compared with a net loss attributable to Holdings of $12.0 million in the fourth quarter 2015, the improvement driven primarily by a decrease in selling, general and administrative expenses. Selling, general and administrative expense as a percentage of revenue for fourth quarter 2016 was 6.5% versus 7.6% for the fourth quarter of 2015. The Company reported Adjusted EBITDA of $32.0 million for the fourth quarter, compared with $23.9 million for the same period in 2015.

For the full year 2016, the Company reported revenue of $1.8 billion, compared with $1.9 billion for the year ended December 31, 2015. The decrease was primarily driven by the continued drawdown of U.S. forces in
Afghanistan, which impacted the demand for services under our LOGCAP IV contract, and lower content on the INL Air Wing program, partially offset by new contract wins in our DynLogistics segment and increased content on contracts within our AELS segment. Net loss attributable to Holdings was $54.1 million for 2016 as compared to a net loss attributable to Holdings of $132.6 million for 2015, an improvement driven primarily by approximately $94.9 million decrease from 2016 versus 2015 in impairment of goodwill, intangibles and long lived assets. The Company also reported Adjusted EBITDA of $101.0 million for the year, which results in 5.5% margins for the period.

“I’m proud of the work done by the DI team in 2016, and especially pleased with our improvements in business development and operational excellence.” said Lou Von Thaer, Chief Executive Officer. “Our backlog reached a three-year high, and we expect to add to it in 2017.”

Fourth Quarter Highlights

•
In October 2016, AELS announced the award of a contract modification for a six month contract extension on the T6 COMBS contract to provide support services for T-6A and T-6B aircraft at ten Air Force and Navy locations throughout the U.S. The modification has a total potential value of $30.3 million.

•
In November 2016, AELS announced the development of a General Terms Agreement with Global Aerospace Logistics and has been awarded an Apache Services task order to maintain aircraft for the Joint Aviation Command of the UAE Armed Forces. The task order, which started September 1, 2016, has a two-year base period and a one-year option period and a total potential task order value of $61 million.

•
In December 2016, AELS announced the award of the Contract Field Teams ("CFT") task order at the Davis-Monthan Air Force Base in Tucson, Arizona to provide maintenance on the 357th Aircraft Maintenance Unit's A-10 Thunderbolt aircraft. The task order, which started November 1, 2016 and ends March 2018, has a total potential task order value of $23 million.

•
In December 2016, AELS announced the award of the CFT Multiple Award Contract ("MAC") by the U.S. Air Force to perform modification, maintenance, inspection and repair of active systems in the U.S. government inventory. The IDIQ contract has a two-year base period and two two-year option periods and a total potential contract value of $11.4 billion.

•
In December 2016, DynLogistics announced the award of a contract in South and Southeast Asia and Oceania by the U.S. Navy to support various DoD missions, including humanitarian aid, civic assistance, military construction and contingency services. The contract has a one-year base period, with seven one-year options and one six-month option period and a total potential contract value of $93.8 million.

•
In December 2016, AELS announced the award of a contract by the U.S. Navy to maintain and provide logistics services for aircraft and support for equipment for the Naval Test Wing Atlantic on behalf of the Naval Warfare Center Aircraft Division in Patuxent River, Maryland. The contract has a one-year base period, with four one-year options and a total potential contract value of $546 million.

•
In December 2016, AOLC announced the award by the U.S. Army for the TASM-O contract Option Year 3 to provide aviation maintenance services under the AFM program. The one year contract modification has a total potential value of $125.5 million.

•
In December 2016, DynLogistics announced the award of a contract extension from the United States Army Contracting Command to provide advisory, training and mentoring services to the Afghanistan Ministry of Defense. The one year contract extension has a total potential value of $54.2 million.

•
In December 2016, DynLogistics announced the award of a contract extension from the United States Army Contracting Command to provide advisory, training and mentoring services to the Afghanistan Ministry of Interior. The one year contract extension has a total potential value of $67.2 million.

Reportable Segment Results

AELS (Aviation Engineering, Logistics and Sustainment)
Revenue in the fourth quarter was $141.4 million, compared to $138.6 million in the same quarter in 2015. The increase was primarily a result of volume on our T-6 COMBS contract. Revenue for the year ended December 31, 2016, was $585.2 million, compared to $545.9 million in 2015. The increase was primarily as a result of increased content from T-6 Contractor Operated and Maintained Base Supply ("T-6 COMBS"), T-34, T-44/T-6 ("CLS") and Naval Aviation Warfighting Development Center ("NAWDC") contracts. The increase in revenue was partially offset by the completion of the Sheppard Air Force Base ("Sheppard AFB") contract.

Adjusted EBITDA in the fourth quarter of ($3.0 million), compared to ($5.9 million) for the comparable period in 2015 was driven by the completion of an Air Force contract that was in a loss position and stronger performance on a certain Navy contract that was in a loss position in 2015. For the full year, Adjusted EBITDA was ($16.8 million), compared to ($4.8 million) in 2015 driven by a charge taken for forward losses on the T-6 COMBS contract.

AOLC (Aviation Operations and Life Cycle Management)
Revenue in the fourth quarter was $147.5 million, compared to $186.7 million for the same period in 2015. The decrease was primarily a result of lower content on the INL Air Wing program and the completion of certain Middle East contracts. Revenue for the year ended December 31, 2016 was $617.3 million, compared to $730.2 million in 2015. The decrease in revenue was due to lower content on the INL Air Wing and Multi Sensor Aerial Intelligence Surveillance and Reconnaissance Operations and Sustainment programs and the completion of certain Middle East contracts. The decrease in revenue was partially offset by new business from the Saudi Arabian National Guard ("SANG") contract and increased content from the Theater Aviation Sustainment Management - OCONUS ("TASM-O") contract.

Adjusted EBITDA in the fourth quarter was $17.1 million, compared with $17.6 million for the same period in 2015. The decrease was attributed to closure of certain Middle East programs. For the full year, Adjusted EBITDA was $56.8 million, compared with $50.3 million for the same period in 2015. The increase was attributed to a favorable legal settlement related to INL Air Wing as well as productivity and efficiencies on our AFM programs. These gains were partially offset by the closure of the F2AST program.

DynLogistics
Revenue in the fourth quarter was $172.5 million, compared with $161.4 million for the fourth quarter 2015, the increase primarily driven by manning, materials and other direct costs under the Afghan AOR task order under the LOGCAP IV program and by the growth on the ALiSS contract. Revenue for the year ended December 31, 2016, was $633.6 million, compared with $647.1 million in 2015. The decrease was primarily a result of reductions in manning, materials and other direct costs under the Afghan AOR task order and completion of the Kuwait task orders under the LOGCAP IV program and the completion of certain other contracts. This decline was partially offset by the new ALiSS contract and the new contract from the U.S. Army Contracting Command to provide technical support services to the Iraqi Army in Taji.

Fourth quarter adjusted EBITDA was $22.0 million, compared to $15.7 million in the fourth quarter 2015 driven by a favorable settlement on a legacy program, productivity gains on certain fixed-price contracts, as well as an increase in quarter revenue. For the full year, Adjusted EBITDA was $71.5 million, compared to $55.9 million in 2015 primarily driven by a favorable settlement on a legacy program, productivity gains on certain fixed-price contracts, partially offset by the decline in full year revenue.

Liquidity
Cash provided by operating activities during 2016 was $41.2 million compared with $19.6 million during 2015. Cash provided by operations for the year ended December 31, 2016 was primarily due to our net loss and changes in working capital, driven by a reduction in accounts receivable attributable to our DSO of 56 days partially offset by a reduction in accounts payable and accrued expense.

The unrestricted cash balance at year-end was $118.2 million with no borrowings outstanding under the Company’s revolving credit facility.

DSO at the end of year-end 2016 was 56 days, a 17 day decrease from year-end 2015, an improvement primarily due to a continued focus on managing our customer payment cycles.

“The team did a nice job reducing our investment in working capital by driving collections and taking our working capital as a percentage of revenue to 8.4% for the year” said Bill Kansky, Chief Financial Officer.

Conference Call
The Company will host a conference call at 10:00 a.m. Eastern Time on March 29, 2017, to discuss results for the fourth quarter and year end 2016. The call may be accessed by webcast or through a dial-in conference line.

To access the webcast and view the accompanying presentation, please go to http://www.dyn-intl.com, click on “Investor Relations” and “Events & Presentations.” Please go to the site approximately fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

To participate by phone, dial (866) 871-0758 and enter the conference ID number: 81367484. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from 1:00 p.m. Eastern Time on March 29, 2017, through 11:59 p.m. Eastern Time on April 29, 2017. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter the conference ID number.

About DynCorp International
DynCorp International, a wholly owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on approximately seven decades of experience as a trusted partner to commercial, government and military customers, DI provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va. For more information, visit www.dyn-intl.com.

Reconciliation to GAAP
In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP, including EBITDA and Adjusted EBITDA. We define EBITDA as GAAP net loss attributable to the Company adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain noncash items from operations and certain other items as defined in our Senior Secured Second Lien Notes and/or our New Senior Credit Facility. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. We believe that Adjusted EBITDA is useful in assessing our ability to generate cash to cover our debt obligations including interest and principal payments. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures please see the financial schedules accompanying this release.

Forward-looking Statements
This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 and the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2016 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our substantial level of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance with subordinated indebtedness, or pay with proceeds of new equity or capital contributions the 10.375% Senior Notes due 2017 (the "Senior Unsecured Notes") before May 8, 2017; the ability to refinance, amend or generate sufficient cash to repay our indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Trump Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States (U.S.) Department of Defense (DoD) is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, INL Air Wing program, Contract Field Teams and LOGCAP IV contracts; the outcome of future extensions on awarded contracts, the outcome of recompetes on existing programs, including but not limited to the ultimate outcome of the recompete process on the INL Air Wing program; changes in the demand for services provided by our joint venture partners; changes due to the pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity contracts and indefinite quantity contracts ; the timing or magnitude of any award, performance or incentive fee granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by management turnover; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2017, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements.

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(Financial tables follow)

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	Year Ended December 31, 2016	Year Ended December 31, 2015
Revenue	$1,836,154	$1,923,177
Cost of services	(1,636,331)	(1,721,679)
Selling, general and administrative expenses	(139,531)	(144,675)
Depreciation and amortization expense	(34,889)	(34,986)
Earnings from equity method investees	1,066	140
Impairment of goodwill, intangibles and long lived assets	(1,782)	(96,696)
Operating income (loss)	24,687	(74,719)
Interest expense	(72,361)	(68,824)
Loss on early extinguishment of debt	(328)	—
Interest income	212	110
Other income, net	4,935	3,968
Loss before income taxes	(42,855)	(139,465)
(Provision) benefit for income taxes	(10,138)	8,672
Net loss	(52,993)	(130,793)
Noncontrolling interests	(1,071)	(1,809)
Net loss attributable to DTH, Inc.	$(54,064)	$(132,602)

Provision (benefit) for income taxes	10,138	(8,672)
Interest expense, net of interest income	72,149	68,714
Depreciation and amortization (1)	35,954	37,254
EBITDA (2)	$64,177	$(35,306)

Certain income/expense or gain/loss adjustments per our credit agreements (3)	9,561	119,406
Employee share based compensation, severance, relocation and retention expense (4)	1,756	7,026
Cerberus fees (5)	3,053	4,062
Global Advisory Group expenses (6)	23,057	—
Annualized operational efficiencies (7)	—	2,094
Other (8)	(581)	(1,139)
Adjusted EBITDA	$101,023	$96,143

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net loss attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)
Includes the $1.8 million impairment of investment in affiliates and certain costs associated with the Refinancing Transactions in 2016, $86.8 million impairment of goodwill and the impairment of certain intangibles, indefinite-lived tradename and assets held for sale of $9.9 million in 2015, as well as certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the year ended December 31, 2016 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million.

(7)
Represents a defined EBITDA adjustment under the Indenture and Senior Credit Facility for the amount of cost savings, operating expense reductions and synergies projected as a result of specified actions taken or with respect to which substantial steps have been taken during the period. Per the Indenture and New Senior Credit Facility, annualized operational efficiencies are no longer defined as EBITDA adjustments as of the year ended December 31, 2016.

(8)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY16 YTD
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$(19,213)	$49,334	$70,402	$(75,836)	$24,687
Depreciation and amortization expense (1)	675	541	388	34,350	35,954
Loss on early extinguishment of debt	—	—	—	(328)	(328)
Noncontrolling interests	—	—	—	(1,071)	(1,071)
Other income (loss), net	71	4,261	(161)	764	4,935
EBITDA(2)	$(18,467)	$54,136	$70,629	$(42,121)	$64,177

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	1,436	(482)	8,607	9,561
Employee share based compensation, severance, relocation and retention expense (4)	758	343	356	299	1,756
Cerberus fees (5)	935	883	847	388	3,053
Global Advisory Group expenses (6)	—	—	—	23,057	23,057
Other (7)	7	6	188	(782)	(581)
Adjusted EBITDA	$(16,767)	$56,804	$71,538	$(10,552)	$101,023

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)
Includes the $1.8 million impairment of investment in affiliates and certain costs associated with the Refinancing Transactions, as well as certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the year ended December 31, 2016 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY15 YTD
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$(97,400)	$28,160	$42,496	$(47,975)	$(74,719)
Depreciation and amortization expense (1)	1,400	1,073	250	34,531	37,254
Noncontrolling interests	—	—	—	(1,809)	(1,809)
Other income (loss), net	(894)	9	55	4,798	3,968
EBITDA(2)	$(96,894)	$29,242	$42,801	$(10,455)	$(35,306)

Certain income/expense or gain/loss adjustments per our credit agreements (3)	88,489	17,390	10,568	2,959	119,406
Employee share based compensation, severance, relocation and retention expense (4)	2,319	2,432	1,284	991	7,026
Cerberus fees (5)	1,239	1,171	1,180	472	4,062
Annualized operational efficiencies (6)	—	—	—	2,094	2,094
Other (7)	47	44	45	(1,275)	(1,139)
Adjusted EBITDA	$(4,800)	$50,279	$55,878	$(5,214)	$96,143

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)
Includes the impairment of goodwill within the AELS reporting unit and the impairment of certain intangibles, indefinite-lived tradename and assets held for sale, as well as certain unusual income and expense items, as defined in the Indenture and Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Represents a defined EBITDA adjustment under the Indenture and Senior Credit Facility for the amount of cost savings, operating expense reductions and synergies projected as a result of specified actions taken or with respect to which substantial steps have been taken during the period. Per the Indenture and New Senior Credit Facility, annualized operational efficiencies are no longer defined as EBITDA adjustments as of the year ended December 31, 2016.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY16 QTD Q4
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$(3,676)	$16,591	$20,604	$(18,772)	$14,747
Depreciation and amortization expense (1)	244	28	128	8,755	9,155
Noncontrolling interests	—	—	—	(268)	(268)
Other income (loss), net	42	(394)	(50)	158	(244)
EBITDA(2)	$(3,390)	$16,225	$20,682	$(10,127)	$23,390

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	420	794	267	1,481
Employee share based compensation, severance, relocation and retention expense (4)	297	302	148	9	756
Cerberus fees (5)	198	186	203	72	659
Global Advisory Group expenses (6)	—	—	—	5,801	5,801
Other (7)	(123)	6	188	(148)	(77)
Adjusted EBITDA	$(3,018)	$17,139	$22,015	$(4,126)	$32,010

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the year ended December 31, 2016 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY15 QTD Q4
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$(6,572)	$13,840	$14,689	$(15,935)	$6,022
Depreciation and amortization expense (1)	158	24	63	9,383	9,628
Noncontrolling interests	—	—	—	(582)	(582)
Other income (loss), net	50	(100)	1	2,342	2,293
EBITDA(2)	$(6,364)	$13,764	$14,753	$(4,792)	$17,361

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(86)	3,448	538	1,054	4,954
Employee share based compensation, severance, relocation and retention expense (4)	207	97	131	354	789
Cerberus fees (5)	302	285	269	154	1,010
Other (6)	9	—	—	(217)	(208)
Adjusted EBITDA	$(5,932)	$17,594	$15,691	$(3,447)	$23,906

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)
Includes the impairment of certain intangibles, indefinite-lived tradename and assets held for sale, as well as certain unusual income and expense items, as defined in the Indenture and Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of
	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$118,218	$108,782
Restricted cash	7,664	721
Accounts receivable, net of allowances of $17,189 and $16,283, respectively	300,255	386,097
Other current assets	65,694	55,683
Assets held for sale	—	7,913
Total current assets	491,831	559,196
Non-current assets	184,706	225,493
Total assets	$676,537	$784,689

LIABILITIES AND DEFICIT
Current portion of long-term debt	62,843	184,866
Other current liabilities	278,703	342,257
Total current liabilities	341,546	527,123
Long-term debt	569,613	452,165
Other long-term liabilities	27,315	13,571
Total deficit attributable to Delta Tucker Holdings, Inc.	(267,392)	(213,962)
Noncontrolling interests	5,455	5,792
Total deficit	(261,937)	(208,170)
Total liabilities and deficit	$676,537	$784,689

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED OTHER CONTRACT DATA
(Amounts in millions)

	As of
	December 31, 2016	December 31, 2015
Backlog(1):
Funded backlog	$1,403	$1,183
Unfunded backlog	2,313	1,859
Total Backlog	$3,716	$3,042

(1)
Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the dollar value of unexercised, priced contract options, and the unfunded portion of exercised contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the year ended
	December 31, 2016	December 31, 2015
Cash Flow Information:
Net cash provided by operating activities	$41,153	$19,572
Net cash used in investing activities	(16,940)	(2,735)
Net cash used in financing activities	(14,777)	(2,059)

Net cash provided by operating activities	41,153	19,572
Less: Purchase of property and equipment	(5,346)	(3,179)
Proceeds from sale of property and equipment	832	526
Less: Purchase of software	(2,634)	(1,555)
Free cash flow	$34,005	$15,364